Exhibit 1.1

Execution Version

2,000,000 Shares

Innovative Industrial Properties, Inc.

9.25% Series B Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

October 8, 2026

Stifel, Nicolaus & Company, Incorporated
As Representative of the several
Underwriters named in Schedule I attached hereto,
501 N. Broadway, 8th Floor

St. Louis, Missouri 63102

Ladies and Gentlemen:

Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), and IIP Operating Partnership, LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), confirm their respective agreements with Stifel, Nicolaus & Company, Incorporated (“Stifel”) and each of the other underwriters named in Schedule I attached to this agreement (this “Agreement”) (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Stifel is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company’s 9.25% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), set forth in Schedule I hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option to purchase up to 300,000 additional shares of Series B Preferred Stock to cover over-allotments, if any, on the terms set forth in Section 2(b). The aforesaid 2,000,000 shares of Series B Preferred Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 300,000 shares of Series B Preferred Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, (the “1933 Act”) and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-285148), including a base prospectus, covering the registration of the sale of the Securities, and which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), which registration statement became effective upon filing under Rule 462(e) of the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of the Securities pursuant to this Agreement (the “Prospectus Supplement”) in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is herein called the “Rule 430B Information.” Such registration statement, including the amendments thereto, the exhibits thereto, any schedules thereto and the documents incorporated or deemed to be incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, is herein called the “Registration Statement.” Each preliminary prospectus that omitted the Rule 430B Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including the documents incorporated or deemed to be incorporated by reference therein, is herein called a “preliminary prospectus.” The base prospectus, including all documents incorporated by reference therein, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430B under the 1933 Act on or before the second business day following the date of this Agreement (or on such other day as the parties may mutually agree), is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or if applicable, the Interactive Data Electronic Applications system when used by the Commission (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:15 P.M., Eastern time, on October 8, 2026 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus relating to the Securities (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule II hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

1.             Representations and Warranties.

(a)            Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)            Status as a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement on February 21, 2025, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (iv) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, and was not and is not an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the use of the automatic shelf registration statement form. The Company has paid, or if the Prospectus has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or as an exhibit to the Prospectus).

(ii)            Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. The Registration Statement and any post-effective amendment thereto has (A) been prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations; (B) been filed with the Commission under the 1933 Act; (C) become effective upon filing under the 1933 Act, and (D) been delivered by the Company to the Representative. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act, conformed and will conform in all material respects, at the time it became effective, to the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement thereto or any prospectus wrapper prepared in connection therewith, and the Prospectus conformed in all material respects when filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations to the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the 1934 Act Regulations.

(iii)           Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective, and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act, the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Discounts and Commissions” and the information in the second and third paragraphs and in the third sentence of the fourth paragraph under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Prospectus (collectively, the “Underwriter Information”).

(iv)          Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the 1933 Act Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectus listed on Schedule III hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company has retained in accordance with the 1933 Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the 1933 Act Regulations. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(v)           Company Not Ineligible Issuer. The Company was not, at the time of filing of the Registration Statement and any post-effective amendment thereto and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, and at the date hereof is not, an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)          Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act and the 1934 Act, if applicable, and with respect to BDO USA, P.C., the Public Company Accounting Oversight Board. BDO USA, P.C. has not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the 1934 Act.

(vii)         Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act, are accurate in all material respects and present fairly the financial position of the Company on a consolidated basis at the dates indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein in all material respects and have been compiled on a basis consistent with that of the audited financial statements included therein. The financial statements, including any statement of revenues and certain expenses, of the businesses or properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis, except as noted therein, and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements incorporated by reference in the Registration Statement, if any, comply as to form with the applicable requirements of Regulation S-X of the 1933 Act in all material respects. No other financial statements or supporting schedules of the Company, the Operating Partnership or any of their subsidiaries are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act and the 1933 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)        No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in or affecting the business affairs, business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise (including all of the properties of the Company and its subsidiaries), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise, and (C) except for regular monthly or quarterly dividends on the Company’s common stock, par value $0.001 per share (the “Common Stock”) and 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entities.

(ix)           Good Standing of the Company. The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its businesses, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(x)            Good Standing of the Operating Partnership. The Operating Partnership has been duly formed, is validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified as a foreign partnership to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its businesses, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The ownership of the Operating Partnership is as set forth in the General Disclosure Package and the Prospectus.

(xi)           Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Schedule IV hereto. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

(xii)          Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership, dated October 4, 2016 (the “Partnership Agreement”), has been duly and validly authorized by the Company, in its capacity as sole general partner of the Operating Partnership, and has been duly executed and delivered by the Company, as general partner, and is a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”) and, with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xiii)         Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the General Disclosure Package and the Prospectus, including limited partner interests and preferred limited partner interests in the Operating Partnership). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, General Disclosure Package and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The Company owns directly or through subsidiaries 100% of the partnership interests in the Operating Partnership. The issuance of such shares of capital stock of the Company was exempt from registration or qualification under the 1933 Act and applicable state securities laws. The issued and outstanding limited partnership interests in the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company and are validly issued and fully paid, conform to the description thereof contained in the Registration Statement, General Disclosure Package and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The issuance of such limited partnership interests in the Operating Partnership was exempt from registration or qualification under the 1933 Act and applicable state securities laws. The Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including limited partnership interests in the Operating Partnership or other ownership interests of the Operating Partnership or exchange any securities for shares of the Company’s capital stock are outstanding.

(xiv)        Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xv)         Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement, General Disclosure Package and Prospectus, will be issued in compliance with federal and state securities laws and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Series B Preferred Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder. The Articles Supplementary to the Company’s charter setting forth the terms of the Securities (the “Articles Supplementary”) will be, prior to the Closing Time, duly authorized, executed and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).

(xvi)        Authorization of Common Stock Upon Conversion. The shares of Common Stock issuable upon conversion of the Securities (the “Conversion Shares”) have been duly authorized and, when issued upon conversion of the Securities in accordance with the terms of the Articles Supplementary, will be validly issued and fully paid and non-assessable; and the issuance of the Conversion Shares will not be subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company. The Conversion Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of the Conversion Shares will be subject to personal liability by reason of being such a holder. The Company has duly and validly reserved such Conversion Shares for issuance upon conversion of the Securities. If the Conversion Shares are certificated, the certificates to be used to evidence title to the Conversion Shares will be in substantially the form filed as an exhibit to the Registration Statement.

(xvii)        Registration Rights. Other than the Registration Rights Agreement, dated as of May 25, 2021, by and among the Operating Partnership, the Company, the subsidiary guarantors listed on the signature pages thereto and BTIG, LLC, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

(xviii)      Absence of Violations and Defaults. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(xix)         Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds” and any issuance of the Conversion Shares upon conversion of the Securities) and the compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter (including the Articles Supplementary), bylaws or similar organizational documents of the Company or any of its subsidiaries, or, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xx)          Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxi)         Employee Benefits. (A) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (B) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (C) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (D) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (A), (B), and (C), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xxii)        Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, which is required to be disclosed in the Registration Statement and which is not so disclosed, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Operating Partnership of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xxiii)       Accuracy of Descriptions. The statements made in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Series B Preferred Stock,” insofar as it purports to constitute a summary of the terms of the Series B Preferred Stock, and under the captions “Prospectus Supplement Summary—Our Company,” “Prospectus Supplement Summary—Recent Developments,” “The Offering,” “Risk Factors,” “Description of Series B Preferred Stock,” “Additional Material U.S. Federal Income Tax Considerations,” “Underwriting,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and our Charter and Bylaws,” “Our Operating Partnership and the Operating Partnership Agreement,” “Material U.S. Federal Income Tax Considerations,” and “ERISA Considerations,” insofar as such statements constitute summaries of the terms of statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents, are accurate and fair summaries of the terms of such statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents in all material respects. All agreements between the Company or any of its subsidiaries and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, subject to the Enforceability Exceptions, and, with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law. The Company’s operating policies, investment guidelines and other policies described in the Registration Statement, General Disclosure Package and Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(xxiv)       Accuracy of Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or, in the case of documents to be filed as exhibits to the Registration Statement, which are not described and filed as required.

(xxv)        Absence of Further Requirements. No consent, approval, authorization, license or order of, or filing or registration of or with, any Governmental Entity is necessary or required for the execution, delivery and performance by the Company or any subsidiary of its obligations hereunder, in connection with the offering, issuance and sale of the Securities hereunder, or its consummation of the transactions contemplated by this Agreement or the Registration Statement, the General Disclosure Package and the Prospectus, or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Registration Statement, General Disclosure Package and Prospectus, except such as have been obtained or made and except for such as have been obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), applicable state or foreign securities laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxvi)       Possession of Licenses and Permits. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvii)      Title to Personal Property. Each of the Company and its subsidiaries have good and marketable title to all of its assets and personal property owned by it, free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets and personal property held under lease by the Company and its subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company and its subsidiaries under any such leases or affecting or questioning the rights of the Company and its subsidiaries to be in the continued possession of the leased premises under such leases.

(xxviii)     Property. (i) The Company and its subsidiaries have good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries, or (C) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) except as otherwise set forth in or described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect, all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the properties of the Company and its subsidiaries or any part thereof, and none of the Company or any of its subsidiaries knows of any condemnation or zoning change affecting the properties of the Company and its subsidiaries which is threatened and, in each case, which if consummated would reasonably be expected to, individually or in the aggregate, to have a Material Adverse Effect; (iv) each of the properties of the Company and its subsidiaries complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties of the Company and its subsidiaries), except for failures to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (v) neither the Company nor any subsidiary has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (vi) to the knowledge of the Company and its subsidiaries, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the leases, where such default(s) would, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.

(xxix)       No Acquisitions or Dispositions. (A) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so described; and (B) neither the Company nor any of its subsidiaries has sold any real property to a third party during the immediately preceding 12 calendar months.

(xxx)         Title Insurance. Title insurance in favor of the Company, the Operating Partnership and the subsidiaries has been obtained with respect to each property owned by any such entity, except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxxi)       Mortgages; Deeds of Trust. The Company has provided to the Underwriters true and complete copies of all indentures, credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries (collectively, the “Loan Documents”), and none of the Company and its subsidiaries that is party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, none of the properties owned by the Company, the Operating Partnership or any of their subsidiaries is encumbered by any credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company, the Operating Partnership or any of their subsidiaries.

(xxxii)       Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or known threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(xxxiii)     Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries (A) make and keep accurate books and records and (B) maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (3) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s incorporation, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting. Since the date of the most recent audited financial statements of the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company.

(xxxiv)     Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their respective capacities as such, to comply with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(xxxv)      Critical Accounting Policies. The description of the Company’s accounting policies included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fully describes, in all material respects, (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(xxxvi)     Federal Tax Status. Commencing with its taxable year ended December 31, 2017, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and will operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code. The ownership and method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2026 and for taxable years thereafter. The Company has qualified as a REIT under the Code for the Company’s taxable years ended December 31, 2017 through December 31, 2025 and intends to qualify as a REIT under the Code for the Company’s taxable years ended thereafter, and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, correct and complete in all material respects. Each of the Company’s direct or indirect corporate subsidiaries that is intended to qualify as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code has been, and is, a “taxable REIT subsidiary” for U.S. federal income tax purposes, and the Company is not aware of any fact that would negatively impact such qualification. Each other direct and indirect subsidiary of the Company has been properly treated since formation, and will continue to be properly treated, as a partnership or a disregarded entity (other than an association or partnership taxable as a corporation for U.S. federal income tax purposes) within the meaning of Section 7701 of the Code and all applicable regulations under the Code and no election has been made to the contrary. The Operating Partnership has been, is and will be treated as a partnership for U.S. federal income tax purposes within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes under Section 7704 of the Code.

(xxxvii)    Payment of Taxes. The Company and its current (and with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns or extensions thereof required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(xxxviii)    Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(xxxix)        Possession of Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any subsidiary in or to such rights. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any subsidiary infringes, misappropriates, or otherwise violates any such rights of others.

(xl)            Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company believes is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the properties, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. The Company has no reason to believe that it or the Operating Partnership will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xli)            Investment Company Act. Neither the Company, the Operating Partnership nor any subsidiary is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xlii)           Absence of Manipulation. Neither the Company nor the Operating Partnership or any affiliate of the Company has taken, nor will the Company, the Operating Partnership or any affiliate take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has taken no action which would directly or indirectly violate Regulation M or which would constitute a special selling effort as such term is defined under Regulation M.

(xliii)           Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance by the Company and its subsidiaries therewith.

(xliv)          Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlv)           No Conflicts with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representatives of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and the so called Donetsk People’s Republic and the so called Luhansk People’s Republic located in Ukraine (each a “Sanctioned Country”); and the Company will not directly or indirectly use the net proceeds of the sale of the Securities, or lend, contribute or otherwise make available such net proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company, the Operating Partnership and each of their respective subsidiaries have not engaged in and are not now engaged in any unlawful dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xlvi)          Distribution of Offering Material. The Company, the Operating Partnership and their subsidiaries have not distributed and, prior to the later to occur of the Closing Time and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any issuer free writing prospectus, or any other materials, if any, permitted by the 1933 Act.

(xlvii)         Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(xlviii)     Prior Sales of Preferred Stock. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of preferred stock.

(xlix)        No Equity Awards. Except for grants pursuant to equity incentive plans disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive Common Stock or limited partnership interests in the Operating Partnership pursuant to an equity-based compensation plan or otherwise.

(l)            No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(li)            NYSE Listing. The Company will have applied to have the Securities approved for listing on the NYSE prior to the Closing Time; the Company is in compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Common Stock from the NYSE.

(lii)          Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(liii)          No Integration. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act.

(liv)         Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the net proceeds received by it from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lv)          No Ratings. Except for the Operating Partnership’s 6.00% Exchangeable Senior Notes due 2029, the Company and the Operating Partnership have no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as such term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act).

(lvi)        No FINRA Affiliations. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(lvii)        Cybersecurity. With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect: (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective tenants, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor any of its subsidiaries has been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(lviii)       Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(lix)          Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(b)            Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to each Underwriter.

2.             Sale and Delivery to Underwriters; Closing.

(a)            Initial Securities. Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees, to purchase from the Company, at the price per share of $24.2125, the number of Initial Securities set forth opposite such Underwriter’s name in Schedule I attached hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)            Option Securities. In addition, subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 300,000 shares of Series B Preferred Stock, at the price per share of $24.2125, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)            Delivery of and Payment for the Securities. Payment of the purchase price for, and electronic delivery of, the Initial Securities shall be made at the offices of Paul Hastings LLP, 71 S. Wacker Dr Suite 4500, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and electronic delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Stifel, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)            Denominations; Registration. Electronic delivery of the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Securities and any Option Securities shall be delivered by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company, for the account of the several Underwriters.

3.             Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)            Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (A) promptly give the Representative notice of such event, (B) furnish the Representative with copies of any such documents prior to such proposed filing or use, as the case may be, (C) promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (D) promptly file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities and following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c)            Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed electronic copies of the Registration Statement as originally filed and each amendment thereto (including electronic copies of the exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed electronic copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed electronic copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many electronic copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) and Rule 158 of the 1933 Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the 1933 Act.

(g)           Use of Proceeds. The Company and the Operating Partnership will use the net proceeds from the sale of the Securities in the manner set forth in the Registration Statement, General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(h)           Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE by the Closing Time.

(i)            Restriction on Sale of Securities. During the period beginning from the date hereof and continuing to and including the date thirty (30) days after the date of the Prospectus, the Company and the Operating Partnership will not, without the prior written consent of the Representative, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Series B Preferred Stock, Series A Preferred Stock or any securities similar to or ranking on par with or senior to the Series B Preferred Stock, Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for Series B Preferred Stock, Series A Preferred Stock or similar, parity or senior securities, or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Series B Preferred Stock or any such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series B Preferred Stock or such other securities, in cash or otherwise (other than pursuant to the Company’s equity plans or programs existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement) or (iii) publicly disclose the intention to take any of the actions restricted by clauses (i) or (ii) above. The foregoing sentence shall not apply to the Securities to be sold hereunder.

(j)            Reporting Requirements. The Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k)            Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule III hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)            Absence of Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(m)          Qualification and Taxation as a REIT. The Company will use its best efforts to qualify and continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(n)           Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for its Series B Preferred Stock.

(o)            Sarbanes-Oxley. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(p)            Notification of Material Events. The Company, during the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Representative of the occurrence of any material events respecting its (including those of the Operating Partnership) activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Company will forthwith supply such information as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

(q)           Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(r)            Articles Supplementary. The Company will duly authorize, execute, deliver and file with the SDAT the Articles Supplementary prior to the Closing Time.

(s)            FINRA. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements relating to the sale of the Securities pursuant to this Agreement.

(t)            Reservation of Conversion Shares. The Company will reserve and keep available at all times the maximum number of Conversion Shares issuable upon conversion of the Securities until such time as such Conversion Shares have been issued or the Securities have been redeemed.

4.             Payment of Expenses.

(a)            Expenses. Each of the Company and the Operating Partnership agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel and the Operating Partnership’s counsel, accountants and other advisors, (iv) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (v) the fees and expenses of any transfer agent or registrar for the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered or owned by the Company or its affiliates and used in connection with the road show, (vii) filing fees incident to the review by FINRA of the terms of the sale of the Securities (including related fees and expenses of counsel to the Underwriters in an amount not to exceed $10,000), (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (viii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(iii).

(b)           Underwriter Expenses. Except to the extent otherwise provided in Section 4(a) or Section 4(c) hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of counsel for the Underwriters.

(c)            Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5(m) or Section 9(a)(i) or (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5.             Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to each of the following additional terms and conditions:

(a)            No Amendments or Supplements. No prospectus or amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(b)            Opinion of Counsel for the Company and the Operating Partnership. At the Closing Time, the Representative shall have received the favorable opinion and 10b-5 statement, dated as of the Closing Time, of Foley & Lardner LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)            Opinion of Tax Counsel for the Company and the Operating Partnership. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Foley & Lardner LLP, tax counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)           Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion and 10b-5 statement, dated as of the Closing Time, of Paul Hastings LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(e)            Accountant’s Comfort Letter; Company Financial Information. At the time of the execution of this Agreement, the Representative shall have received from BDO USA, P.C. a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)            Bring-down Comfort Letter; Company Financial Information. At the Closing Time, the Representative shall have received from BDO USA, P.C. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Closing Time.

(g)            Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Time, to the effect set forth in Exhibit B-1 hereto.

(h)            Certificate of the Chief Financial Officer. At the time of execution of this Agreement, the Representative shall have received a certificate of the Chief Financial Officer of the Company, dated as of such date, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B-2. At the Closing Time, the Representative shall have received a certificate, dated as of the Closing Time, of the Chief Financial Officer of the Company confirming that the certificate delivered by the Company at the time of execution of this Agreement pursuant to the prior sentence of this Section 5(h) hereof remains true and correct as of the Closing Time.

(i)            Articles Supplementary. At or prior to the Closing Time, the Articles Supplementary shall have been accepted for record by the SDAT and shall be effective under Maryland law.

(j)            Approval of Listing. At or prior to the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k)            Conditions to the Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)            Officers’ Certificate. A certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii)            Opinion of Counsel for Company and the Operating Partnership. The favorable opinion and 10b-5 statement of Foley & Lardner LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)           Opinion of Tax Counsel for Company and the Operating Partnership. The favorable opinion of Foley & Lardner LLP, tax counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)          Opinion of Counsel for Underwriters. The favorable opinion and 10b-5 statement of Paul Hastings LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)           Bring-down Comfort Letter; Company Financial Information. A letter from BDO USA, P.C., in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Date of Delivery.

(vi)          Certificate of the Chief Financial Officer. A certificate of the Chief Financial Officer of the Company, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(h) hereof.

(l)            Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 shall survive any such termination and remain in full force and effect.

6.            Indemnification.

(a)            Indemnification of Underwriters. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), each of their selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offing of the Securities (“Marketing Materials”), including any road show or investor presentation made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company which consent shall not unreasonably be delayed or withheld; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon the Underwriter Information furnished in writing to the Company by the Representative expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company or the Operating Partnership may otherwise have.

(b)            Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information furnished in writing to the Company by the Representative, expressly for use therein. The indemnity agreement set forth in this Section 6(b) shall be in addition to any other liabilities that each Underwriter may otherwise have.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, to assume the defense of such action, with counsel reasonably satisfactory to the indemnified party, to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of one separate counsel (and any additional local counsels) shall be paid by the indemnifying party. If the indemnifying party does not elect to assume the defense, then such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a), and by the Company in the case of parties indemnified pursuant to Section 6(b). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.             Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two paragraphs. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule I hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Operating Partnership with respect to contribution.

8.             Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any subsidiary of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or by or on behalf of the Company or the Operating Partnership or any person controlling the Operating Partnership and (ii) delivery of and payment for the Securities.

9.             Termination of Agreement.

(a)           Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and its subsidiaries of the Company considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any equity securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE American LLC, the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either federal or state authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 shall survive such termination and remain in full force and effect.

10.           Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)            if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at c/o Stifel, Nicolaus & Company, Incorporated, 1201 Wills Street, Suite 600, Baltimore, MD 21231, Attention: Syndicate Department, with a copy to syndprospectus@stifel.com and Paul Hastings LLP, 71 S. Wacker Dr Suite 4500, Chicago, Illinois 60606, Attention: Kerry E. Johnson, Esq., Facsimile: (312) 499-6118; notices to the Company and the Operating Partnership shall be directed to them at Innovative Industrial Properties, Inc., 11440 West Bernardo Court, Suite 100, San Diego, California 92127, Attention: David Smith; and with a copy to Foley & Lardner LLP, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602, Attention: Carolyn Long, Esq., Facsimile: (813) 221-4210.

12.            Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.            No Advisory or Fiduciary Relationship. The Company and its subsidiaries acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and its subsidiaries, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and its subsidiaries, and (e) none of the Underwriters or legal counsel for the Underwriters has provided any legal, accounting, regulatory or tax advice to the Company or its subsidiaries with respect to the offering of the Securities and the Company and its subsidiaries have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

14.            Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

15.            TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), THE OPERATING PARTNERSHIP AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.            Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

17.            GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

18.            TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

19.            Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

21.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

By:	/s/ David Smith
Name: David Smith
Title: Chief Financial Officer and Treasurer

IIP OPERATING PARTNERSHIP, LP

By:	Innovative Industrial Properties, Inc.,
as the sole general partner

By:	/s/ David Smith
Name: David Smith
Title: Chief Financial Officer and Treasurer

Accepted:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

For itself and as Representative
of the several Underwriters named
in Schedule I hereto

By:	/s/ Chad Gorsuch
Name: Chad Gorsuch
Title: Managing Director

Schedule I

Underwriters	Number of Initial Securities
Stifel, Nicolaus & Company, Incorporated	1,200,000
A.G.P./Alliance Global Partners	200,000
Huntington Securities, Inc.	200,000
Oppenheimer & Co. Inc.	180,000
Clear Street LLC	70,000
Roth Capital Partners, LLC	50,000
Roberts & Ryan, Inc.	40,000
Academy Securities, Inc.	20,000
Compass Point Research & Trading, LLC	20,000
WR Securities, LLC	20,000
Total	2,000,000

Schedule II

Pricing Term Sheet

Innovative Industrial Properties, Inc.

9.25% Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per Share)

October 8, 2026

Issuer:	Innovative Industrial Properties, Inc.
Security:	9.25% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”)
Number of Shares:	2,000,000 shares (2,300,000 shares if the underwriters’ over-allotment option to purchase additional shares is exercised in full)
Public Offering Price:	$25.00 per share; $50,000,000 total
Underwriting Discount:	$0.7875 per share; $1,575,000 total
Maturity Date:	Perpetual (unless redeemed by the Issuer on or after October 19, 2031 or pursuant to its special optional redemption right, or converted by a holder in connection with a Change of Control)
Trade Date:	October 9, 2026
Settlement Date:	October 19, 2026 (T + 5)
Liquidation Preference:	$25.00 per share, plus accrued and unpaid dividends
Dividend Rate:	9.25% per annum of the $25.00 per share liquidation preference (equivalent to a fixed annual amount of $2.3125 per share), accruing from October 19, 2026
Dividend Payment Dates:	Quarterly on or about the 15th day of January, April, July and October of each year, beginning on January 15, 2027
Optional Redemption:	On and after October 19, 2031, the Issuer may, at its option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Any partial redemption will be on a pro rata basis.
Special Optional Redemption:	Upon the occurrence of a Change of Control, the Issuer may, at its option, redeem the Series B Preferred Stock, in whole or in part within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus an amount equal to all accrued but unpaid dividends to, but not including, the redemption date. If, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series B Preferred Stock (whether the optional redemption right or the special optional redemption right), the holders of Series B Preferred Stock will not have the conversion rights described below with respect to the shares of Series B Preferred Stock subject to such notice.

Change of Control:

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•      the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Issuer entitling that person to exercise more than 50.0% of the total voting power of all stock of the Issuer entitled to vote generally in the election of the Issuer’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•      following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American LLC (“NYSE American”), or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq.

Notwithstanding the foregoing, if the transaction or series of transactions described in the first bullet point above (the “Change of Control Transaction”) forms part of a series of related transactions that are closed or consummated within 12 months of the closing or consummation of the Change of Control Transaction (including, without limitation, any merger, consolidation, sale or transfer of assets, recapitalization, reorganization, or special or extraordinary distribution, in each case outside of the ordinary course of our business (the “Related Transactions”)), and if the aggregate consideration paid to us and/or holders of our common stock in connection with the Change of Control Transaction represents less than 50.0% of the aggregate consideration payable to us and/or our holders of common stock in connection with both the Change of Control Transaction and the Related Transaction on a combined basis, then the Change of Control Transaction shall be deemed to constitute a Change of Control, regardless of whether the second bullet point above is satisfied.

Conversion Rights:

Upon the occurrence of a Change of Control, each holder of shares of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem the Series B Preferred Stock) to convert some or all of such holder’s shares of the Series B Preferred Stock (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock per share of Series B Preferred Stock to be converted, which is equal to the lesser of:

•      the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series B Preferred Stock, plus (y) the amount of any accrued but unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•.     96302 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the preliminary prospectus.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Issuer’s common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Issuer’s common stock as described in the preliminary prospectus.

If, prior to the Change of Control Conversion Date, the Issuer has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of Series B Preferred Stock will not have any right to convert the Series B Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series B Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day that is no earlier than 20 days and no later than 35 days after the date on which the Issuer delivers the required notice of the occurrence of a Change of Control to the holders of Series B Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of the Issuer’s common stock, or (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is other than solely cash, (x) the average of the closing sale prices per share of the Issuer’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer’s common stock is then traded, or (y) if the common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

Purchases by Officers and Directors:	The Issuer’s Executive Chairman, Alan Gold, intends to purchase an aggregate of 40,000 shares of the Series B Preferred Stock at the public offering price.
CUSIP/ISIN:	45781V 309 / US45781V3096
Listing:	The Issuer intends to apply to list the Series B Preferred Stock on the NYSE under the symbol “IIPR Pr B.” If the application is approved, trading of the Series B Preferred Stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series B Preferred Stock.
Book-Running Manager:	Stifel, Nicolaus & Company, Incorporated
Passive Book-Runners:	A.G.P./Alliance Global Partners Huntington Securities, Inc. Oppenheimer & Co. Inc.
Co-Managers:	Academy Securities, Inc. Clear Street LLC Compass Point Research & Trading, LLC Roberts & Ryan, Inc. Roth Capital Partners, LLC WR Securities, LLC

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Stifel, Nicolaus & Company, Incorporated toll-free at (855) 300-7136.

Schedule III

FREE WRITING PROSPECTUS

1. The term sheet set forth in Schedule II to this Agreement.

Schedule IV

Subsidiary	State of Organization	Foreign Qualification
Innovative Industrial Properties, LP	Delaware	None
IIPR, Inc.	Maryland	None
IIP-GP 2 LLC	Delaware	None
IIP Life Science Investments LLC	Delaware	None

Exhibit A-1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF COUNSEL FOR THE COMPANY
AND THE OPERATING PARTNERSHIP

A-1-1

Exhibit A-2

FORM OF OPINION OF TAX COUNSEL
FOR THE COMPANY AND THE OPERATING PARTNERSHIP

A-2-1

Exhibit B-1

CERTIFICATE OF THE COMPANY

B-1-1

Exhibit B-2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

B-2-1